Exhibit 1.1

UP TO 3,000,000 SHARES

OF

COMMON STOCK

OF

COASTAL CAROLINA BANCSHARES, INC.

AGENCY AGREEMENT

                                    , 2008

Commerce Street Capital, LLC

1700 Pacific Avenue, Suite 2020

Dallas, Texas 75201

Ladies and Gentlemen:

Coastal Carolina Bancshares, Inc., a South Carolina corporation (the “Company”), and, upon its capitalization, Coastal Carolina National Bank, a national banking association in organization (the “Bank”), proposes, subject to the terms and conditions stated herein, to engage Commerce Street Capital, LLC (the “Agent” or “you”) to assist the Company in structuring an offering of the Company’s common stock (the “Common Stock”) and, as agent of the Company, to assist in the sale on a “best efforts” basis of a minimum of 2,100,000 and up to a maximum of 3,000,000 shares of the Common Stock, $.01 par value per share (the “Shares”) for $10.00 per share.

1.                                       The Offering.  The Company is offering the Shares, in connection with the Company’s initial public offering (the “Offering”) and capitalization of the Bank, a de novo, Federal Deposit Insurance Corporation (“FDIC”) insured national banking association.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “1933 Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-152331) under the 1933 Act, including a prospectus, relating to the Shares.  Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the 1933 Act and deemed, pursuant to Rule 430A or Rule 430C under the 1933 Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of the Shares pursuant to Rule 462(b) under the 1933 Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus filed by the Company with the Commission pursuant to Rule 424(b) under the 1933

Act on or before the second business day after the Effective Time (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the Effective Time, or any amendment thereto.

“Blue Sky Application,” as used herein, means any instrument or document executed by the Company or based upon written information supplied by the Company filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Company as a broker-dealer or the officers, directors or employees of the Company as broker-dealers or agents of the Company under the securities laws thereof.

Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, without limitation, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) on or after the Effective Time, or the date of such Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The organizers of the Bank have filed with the Office of the Comptroller of the Currency (“OCC”) for approval to form a de novo national banking association, and with the FDIC for insurance of deposit accounts, and have filed amendments (as so amended, the “Applications”) thereto as required by the OCC and the FDIC (the OCC and the FDIC are collectively referred to herein as the “Regulatory Agencies”).

In connection with the Offering, the Agent will assist the Company with the following services: (a) establishing a comprehensive plan for the development and execution of the Offering; (b) establishing a computer database that will enable the Company’s management and directors to gauge the progress of the Offering on a daily basis; (c) preparing written news releases regarding the Offering and the Company, as well as its officers and directors for dissemination by the Company to the extent permitted by law; (d) preparing layout and design work for the Company’s “tombstone” announcements, and assisting on placement and related sales factors, such as location in newspaper, style of announcement, and announcement identification techniques; (e) coordinating certain aspects of the Company’s selling efforts with respect to the Offering including recommendations regarding allocation of each director’s fundraising responsibilities and consultations with officers and directors regarding sales techniques that will enable them to maximize their efforts; (f) preparing officers and directors of the Company to introduce and describe the Offering to potential investors at investor meetings, including open houses, breakfast meetings, luncheon meetings, and cocktail receptions; and (g) working with the officers and management of the Company in processing all retirement account purchases of shares in the Offering through the various types of retirement accounts that potential investors may have already established, and if potential investors wish to use retirement funds to invest in the Shares, but do not have a retirement account established or have a custodian that will not process this type of transaction, then Agent will seek out those retirement custodians who will allow such a transaction and refer the potential investor to such retirement custodians.  The Company acknowledges that the ability of the Agent to perform its obligations hereunder is dependent in part upon the Company’s and the Bank’s management, directors and organizers complying with the guidelines set forth in Appendix 4, attached hereto and made a part hereof.

2.                                       Retention of Agent; Compensation; Sale and Delivery of the Shares.  Subject to the terms and conditions herein set forth, the Company hereby appoints the Agent as its exclusive financial advisor and placement agent (i) to utilize its “best efforts” to solicit subscriptions for Shares and to assist the Company with respect to the Company’s sale of the Shares in the Offering, and (ii) to manage the sale of Shares through a group of selected broker dealers, if necessary.

On the basis of the representations and warranties and subject to the terms and conditions of this Agency Agreement (this “Agreement”), the Agent accepts such appointment and agrees to consult with and assist the Company as to matters set forth herein.  Upon execution, this Agreement shall supersede and replace the letter agreement dated August 4, 2008 between the Company and the Agent (“Letter Agreement”), a copy of which is attached hereto as Exhibit A.  It is acknowledged by the Company that the Agent shall not be obligated to purchase any Shares and shall not be obligated to take any action which Agent deems to be inconsistent with any applicable law, regulation, decision or order. Subscriptions will be offered as described in the Prospectus.  Except as otherwise provided in this Agreement, the appointment of the Agent will terminate upon completion of the Offering.

In the event the Company is unable to sell a minimum of 2,100,000 Shares within the period provided in the Prospectus, this Agreement shall terminate and the Company shall cause the Escrow Agent (as defined below) to refund to any persons who have subscribed for any of the Shares the full amount it received from them, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 7, and 9 hereof.

In the event the Offering is terminated and a Closing (as defined below) does not occur, then in no event shall the Agent receive the fees set forth in subparagraph (b) below. Provided, however, regardless of whether or not a Closing occurs, the Agent shall be entitled to receive the consulting fees set forth in subparagraph (a) below and to receive reimbursement of its actual out-of-pocket expenses, as set forth in subparagraph (c) below.

If all conditions precedent to the consummation of the Offering are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on one or more Closing Dates (as defined below) against payment to the Company of the consideration therefor as provided in the Prospectus by any means authorized pursuant hereto; provided, however, that no funds shall be released to the Company until the certificate of the Agent is provided to the Escrow Agent as specified in Section 6(r) hereof unless this Agreement is terminated prior to the Commencement Date.  Subject to the foregoing, the release of Shares against payment therefor shall be made on such dates and at such places as determined by the Company (each, a “Closing”). Certificates for

Shares shall be delivered directly to the purchasers in accordance with their directions. Each date upon which the Company shall release or deliver Shares sold in the Offering, in accordance with the terms herein, is called a “Closing Date.”

The Agent shall receive the following compensation for its services hereunder:

a.                                       The Company will pay, or cause the Bank to pay by check, the Agent a cash consulting fee equal to $20,000 payable upon the later of (i) the Company’s receipt of a copy of a “no objection” notice (the “No Objection Notice”) from the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the Agent’s compensation under this Agreement, or (ii) the date of the Prospectus (the later of (i) or (ii) above being referred to herein as the “Commencement Date”).  On the first day of the first full month commencing after the Commencement Date and for each month thereafter until the Offering is completed or terminated, the Company will pay, or cause the Bank to pay, the Agent a consulting fee equal to $20,000 (due at the start of each such new monthly period) for the term of this Agreement on the dates set forth on Appendix 1 attached hereto and made a part hereof; provided that, no payment shall be due under this Section 2(a) until FINRA shall have issued the No Objection Notice and the Company shall have received a copy thereof.  Any consulting fee payable pursuant to the foregoing sentences shall be paid regardless of whether the Offering is successfully completed in next day funds following the applicable due date.

b.                                      The Company will pay, the Agent a commission equal to (a) two percent (2.0%) of the gross proceeds of the Offering on the first $3,000,000 in subscriptions received from investors who are not introduced to the Company by the Agent and four percent (4.0%) of the gross proceeds of the Offering from subscriptions received from investors who are not introduced to the Company by the Agent in excess of $3,000,000, and (b) five percent (5.0%) of the gross proceeds from the Offering from subscriptions received from investors introduced to the Company by the Agent (which investors shall be documented in writing prior to each Closing); provided, however, the commission due to the Agent pursuant to this Section 2(b) shall be reduced by the aggregate amount of fees paid to the Agent pursuant to Section 2(a) above. Subscriptions received from Mr. Bill Crosby, either individually or in the name of his company, Interstate Brokers, Inc., Mr. Stephen Anderson, Mr. Larry Silver (a founder) and those individuals who are the directors, officers, organizers or employees of the Company or the Bank as of the date of the Letter Agreement will not be subject to a commission.  Any commissions payable hereunder shall be paid in next day funds on each Closing Date.

c.                                       The Agent shall be reimbursed for reasonable and documented expenses as contemplated by Section 7 hereof, regardless of whether the Offering is successfully completed, in accordance with the policies set forth on Appendix 2 attached hereto. Any consulting fee, out-of-pocket expenses or commissions payable hereunder, shall be paid in next day funds promptly following the Company’s receipt of an invoice from the Agent.

d.                                      If the Company elects to engage the Agent as a sponsoring dealer in any state, the Agent shall provide such service for no additional fee.

e.                                       The Company acknowledges and agrees that, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Agent: (i) no fiduciary or agency relationship exists between the Company or the Bank, on the one hand, and the Agent, on the other hand; (ii) the Agent is only providing the services specified herein and is not otherwise acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the Offering price of the Shares, and such relationship between the Company or the Bank, on the one hand, and the Agent, on the other hand, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Agent may have to the Company or the Bank shall be limited to those duties and obligations specifically stated herein or that arise under the 1933 Act, the Exchange Act or any regulation promulgated by the Commission or FINRA; and (iv) the Agent and its respective affiliates may have interests that differ from those of the Company or the Bank.

3.                                       Representations and Warranties of the Company and the Bank.

                                                The Company represents and warrants to, and agrees to cause the Bank to represent and warrant to, the Agent that:

a.                                       The Company has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares as contemplated herein and as described in the Registration Statement or the Prospectus.  The consummation of the Offering, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and this Agreement has been validly executed and delivered by the Company and is the valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent, if any, that the provisions of Sections 9 and 16 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of financial institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies), equitable remedies (whether sought in law or in equity) and matters of public policy.

b.                                      The Registration Statement has heretofore become effective under the 1933 Act as of                             , 2008; no stop order of the Commission preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the knowledge of the Company, are contemplated by the Commission; the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each time a subscription agreement of funds are submitted by prospective investors to the Company during the Offering period (each such time referred to as a “time of delivery”), at each Closing Date and at all times during which a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the 1933 Act; the Company has not used a Preliminary Prospectus and has not and will not use a Free Writing Prospectus as defined under Rule 405 under the 1933 Act; the Prospectus will comply, as of its date, the date that it is filed with the Commission, each time of delivery, each

Closing Date and at all times during which a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the 1933 Act (including, without limitation, Section 10(a) of the 1933 Act); at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the final Closing Time and the end of the period during which a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;  provided, however, that neither the Company nor the Bank make any representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Agent and furnished in writing by or on behalf of the Agent to the Company expressly for use in the Registration Statement or the Prospectus, as applicable.

c.                                       Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the 1933 Act) or used any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of the Shares.  The parties hereto agree and understand that the content of any and all road shows related to the Offering is solely the property of the Company.

d.                                      No Blue Sky Application will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Bank makes any representation or warranty with respect to any statement contained in a Blue Sky Application in reliance upon and in conformity with information concerning the Agent and furnished in writing by or on behalf of the Agent to the Company expressly for use in the Blue Sky Application.

e.                                       The Applications have been filed with the Regulatory Agencies and when they will have been approved on a preliminary basis by the OCC and the FDIC, and at all times subsequent thereto until the final Closing Date, will comply as to form in all material respects with all applicable rules and regulations of the Regulatory Agencies (except as modified or waived in writing by the applicable Regulatory Agencies). The Applications do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

f.                                         The Company has filed, or will file, an application (the “Holding Company Application”) with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to acquire the stock of the Bank in accordance with the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder (the “BHCA”).

g.                                      No order has been issued by the Commission or any of the Regulatory Agencies (and hereinafter reference to the FDIC shall include the Deposit Insurance Fund), or any state regulatory authority, preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Offering or any of the Applications is, to the knowledge of the Company, pending or threatened.

h.                                      The Offering has been duly authorized and approved by the Board of Directors of the Company, and, upon and following the first Closing Date, the Company and the Bank will have completed all conditions precedent to the Offering specified in the Applications and approvals from the Regulatory Agencies, and the offer and sale of the Shares will have been conducted in all material respects in compliance with all applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the Company or the Bank by the Regulatory Agencies, the Commission or any regulatory authority, and in the manner described in the Registration Statement and the Prospectus. At the first Closing Date, to the knowledge of the Company, no person will have sought to obtain review of the preliminary action of the Regulatory Agencies in approving the Applications pursuant to any applicable state or federal statute or regulation.

i.                                          The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of South Carolina, and has corporate power and authority, subject to receipt of final approval from the Regulatory Agencies and the Federal Reserve, to own, lease or operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement; upon receipt of final approvals from the Regulatory Agencies, the Bank will be duly organized and validly existing under United States law and regulations promulgated by the OCC, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus; the Company does not, and upon capitalization, the Bank will not, conduct business in any jurisdiction other than the State of South Carolina that requires or will require it to qualify to do business in such jurisdiction or that would otherwise violate any  statute or regulation of any such jurisdiction.

j.                                          The Company does not own any equity interests in any other business entities, except that upon capitalization of the Bank following receipt of all required regulatory approvals, the Company will own all of the equity interests of the Bank.

k.                                       The financial statements of the Company included in the Registration Statement, and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified therein; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except that the quarterly financial statements are subject to routine year end audit adjustments and may include less extensive footnotes than audited financial statements.  The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.

l.                                          Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Bank considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or the Bank, other than those in the ordinary course of business, which are material with respect to the Company and the Bank considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

m.                                    Each of the Company and the Bank has good and marketable title to all real property and good title to all other properties owned by it, in each case free and clear of all mortgages, pledges, liens, security interests, restrictions, defects or encumbrances of any kind except such as (i) are described in the Registration Statement or the Prospectus, or (ii) do not singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by either the Company or the Bank; and any real property and buildings held under lease by either the Company or the Bank are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by either the Company or the Bank.

n.                                      The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock of the Company contained in the Registration Statement and the Prospectus, if any; no holder of securities of the Company will be subject to personal liability solely by reason of being such a holder; there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company; except as described in the Registration Statement, there are no warrants, options or other rights to purchase any securities of the Company; neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by the Registration Statement, the Prospectus and this Agreement give rise to any rights for or relating to the registration of any securities of the Company with respect to such filing, offering or sale.

o.                                      The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Shares contained in the Registration Statement and the Prospectus;

p.                                      The issuance and sale of the Shares being issued on each Closing Date by the Company and the performance of this Agreement and the consummation by the Company of the other transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Bank is a party or by which any of the property or assets of the Company or the Bank is bound or to which any of the property or assets of the Company or the Bank is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Association, as amended, or Bylaws, as amended, of the Company or the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Bank or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required by the Regulatory Agencies, by the Federal Reserve, under the 1933 Act and under state securities or Blue Sky laws.

q.                                      There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or the Bank, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or the Bank or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Bank of its obligations hereunder.

r.                                         The Company and the Bank own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the businesses now operated by them, and neither the Company nor the Bank has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or the Bank therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

s.                                       Elliot Davis, LLC, which has certified certain financial statements and supporting schedules included in the Registration Statement and the Prospectus containing an audit report, are independent public accountants as required by the 1933 Act and the rules and regulations of the Commission thereunder.

t.                                         All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) established, maintained or contributed to by the Company or the Bank (except any such plan for which the principal sponsor or plan administrator is an affiliate other than the Company or the Bank) comply in all material respects with the requirements of ERISA and no employee pension benefit plan (as defined in Section 3(2) of ERISA) has incurred or assumed an “accumulated funding deficiency” within the meaning of Section 302 of ERISA or has incurred or assumed any material liability (other than for the payment of premiums) to the Pension Benefit Guaranty Corporation.

u.                                      The Company has timely filed all required federal, state and foreign income, franchise and excise tax returns and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the knowledge of the Company, is likely be asserted against the Company where the failure to file or pay is likely to have a Material Adverse Effect.

v.                                      The Company is not in violation of any federal or state law, regulation, or treaty relating to the storage, handling, transportation, treatment or disposal of hazardous substances (as defined in 42 U.S.C. Section 9601) or hazardous materials (as defined by any federal or state law or regulation) or other waste products, which violation is likely to have a Material Adverse Effect; the Company has received all material permits, licenses or other approvals as may be required of it under applicable federal and state environmental laws and regulations to conduct its business as described in the Registration Statement and the Prospectus, and the Company is in compliance in all material respects with the terms and conditions of any such permit, license or approval; the Company has not received any notices or claims that it is a responsible party or a potentially responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et seq. or any state superfund law.

w.                                    No material relationship, direct or indirect, exists between or among the Company or the Bank, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or the Bank on the other hand, that is required by the 1933 Act, or by the rules and regulations under the 1933 Act to be described in the Registration Statement or the Prospectus, that is not so described.

x.                                        Neither the Company nor the Bank has taken and neither of such entities will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

y.                                      Each of the Company, and upon capitalization, the Bank, holds and is operating in compliance, in all material respects, with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business as presently being conducted (“licenses”) and all licenses are valid and in full force and effect; and the Company is, and upon capitalization the Bank will be, in compliance, in all material respects, with all laws, regulations, orders and decrees applicable to it.

z.                                        Each of the Company, and upon capitalization, the Bank, maintains insurance of the types and in the amounts that are required for the business operated by it, all of which insurance is in full force and effect.

aa.                                 The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

bb.                               There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such material contracts to which the Company or the Bank is a party and which are filed as exhibits to the Registration Statement constitute valid and binding agreements of the Company or the Bank, as the case may be, and are enforceable against the Company or the Bank, as applicable, in accordance with the terms thereof, except as may be limited by bankruptcy, insolvency, fraudulent transfer or other similar laws affecting the rights and remedies of creditors generally and subject to general principles of equity and public policy, and except to the extent that any such contract contains provisions for indemnification for liabilities under the 1933 Act.

cc.                                 The Bank upon capitalization will be in compliance in all material respects with all applicable laws administered by and regulations of the FDIC, the OCC, and any other bank regulatory authority with jurisdiction over the Bank, the failure to comply with which would have a Material Adverse Effect.

dd.                               The Company has not distributed, nor will it distribute, prior to the Closing Time any prospectus (as defined under the 1933 Act) in connection with the Offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the 1933 Act, including Rule 134 promulgated thereunder.

4.                                       Representations and Warranties of the Agent.

The Agent represents and warrants to the Company and the Bank that:

a.                                       The Agent is a limited liability company and is validly existing under the laws of the State of Texas with full power and authority to provide the services to be furnished to the Company hereunder.

b.                                      The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of the Agent, and this Agreement is the legal, valid and binding agreement of the Agent, enforceable against the Agent in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally or general equity principles (whether sought in law or in equity) and matters of public policy.

c.                                       Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall maintain, all licenses, approvals and permits necessary to perform such services and shall comply in all material respects with all applicable laws and regulations in connection with the performance of such services.

d.                                      No action, suit, charge or any proceeding before the Commission, the FINRA, any state securities commission or any court is pending, or to the knowledge of the Agent threatened, against the Agent which, if determined adversely to the Agent, would have a material adverse effect upon the ability of the Agent to perform its obligations under this Agreement.

e.                                       The Agent is registered as a broker/dealer pursuant to Section 15(b) of the Exchange Act and is a member of the FINRA.

f.                                         Any funds received in the Offering by the Agent will be handled by Agent in accordance with Rule 15c2-4 under the Exchange Act to the extent possible.

g.                                      The Agent will comply with the “Papilsky Rules” pursuant to NASD Conduct Rules 2730, 2740 and 2750.

5.                                       Escrow Agreement and Payment.

An escrow procedure shall be established which shall comply with Commission Rule 15c2-4, promulgated under the Exchange Act, with South Carolina Bank and Trust as escrow agent (the “Escrow Agent”).

The Company shall transmit promptly all funds received from subscribers to the Escrow.  The Company and the Agent shall jointly direct the Escrow Agent to make payment for Shares sold hereunder by wire transfer or certified or bank cashier’s check drawn to the order of the Company in next day funds. Such payment is to be made at the offices of South Carolina Bank and Trust, 520 Gervais Street, 4th Floor, Columbia, South Carolina, at 10:00 a.m. local time, on each Closing Date or at another time and place agreed to by the Agent and the Company.  The time of each such payment is referred to as a “Closing Time.”  The Company shall direct the Escrow Agent to deliver payment of the fees and commissions due to the Agent pursuant to Section 2 hereof (less any portion thereof previously paid to the Agent) to the Agent by wire transfer or certified or bank cashier’s check drawn to the order of the Agent in next day funds, to the Agent on the Closing Date.

6.                                       Covenants of the Company and the Bank.  The Company hereby covenants, and agrees to cause the Bank to covenant upon capitalization, to the Agent as follows:

a.                                       The Company will not, at any time after the date the Registration Statement is declared effective, (i) file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or (ii) file any amendment or supplement to which amendment the Agent or its counsel shall reasonably object with reasonable promptness.

b.                                      The Company will use its best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any amendment to an Application to be approved by the Regulatory Agencies, and will promptly upon receipt of any information concerning the events listed below notify the Agent (i) when the Registration Statement, as amended, has become effective; (ii) when an Application or the Holding Company Application, as amended, has been approved by a Regulatory Agency or the Federal Reserve; (iii) of the receipt of any comments from the Commission, the Regulatory Agencies, the Federal Reserve or any other governmental agency with respect to the Offering or the transactions contemplated by this Agreement; (iv) of any request by the Commission, a Regulatory Agency, the Federal Reserve or any other governmental entity for any amendment or supplement to the Registration Statement; (v) of the issuance by the Commission, a Regulatory Agency, or any other governmental agency of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus, or any other filing of the Company and the Bank under applicable regulations or other applicable law, or the threat of any such action; (vi) of the issuance by the Commission, any Regulatory Agency, the Federal Reserve or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (e) below.  The Company will make every reasonable effort to prevent the issuance by the Commission, any Regulatory Agency, the Federal Reserve or any state authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

c.                                       The Company will deliver to the Agent and to its counsel conformed copies of each of the following documents, with all exhibits except those containing personal confidential information not reasonably required in connection with the Agent’s due diligence:  (i) the Applications and the Holding Company Application, as originally filed and of each amendment or supplement thereto, and (ii) the Registration Statement, as originally filed and each amendment thereto.  Further, the Company will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any FINRA filings.  The Company will also deliver to the Agent such number of copies of the Prospectus, as amended or supplemented, as the Agent may reasonably request.

d.                                      The Company and the Bank will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the Exchange Act and the rules and regulations of the Commission promulgated under such statutes, to be complied with prior to or subsequent to any Closing Date; and during the period when the Prospectus is required to be delivered, the Company and the Bank will comply in all material respects, at their own expense, with all material requirements imposed upon them by the Regulatory Agencies, the Federal Reserve, the Commission, by applicable state law and regulations and by the 1933 Act, the Exchange Act and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus.

e.                                       If any event relating to or affecting the Company or the Bank shall occur, as a result of which it is necessary, in the reasonable opinion of counsel for the Company or the Bank or for the Agent, to amend or supplement the Registration Statement or the Prospectus in order to make them not misleading in light of the circumstances existing at the time of its use, the Company will, at its expense, forthwith prepare, file with the Commission and the Regulatory Agencies, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or the Prospectus (in form and substance reasonably satisfactory to counsel for the Agent after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances existing at the time, not misleading.  For the purpose of this subsection, the Company will furnish such information with respect to itself and the Bank as the Agent may from time to time reasonably request.

f.                                         The Company will endeavor in good faith, in cooperation with the Agent, to register or to qualify the Shares for offering and sale under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified.  In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdictions.

g.                                      The Company will not, and will not permit the Bank to, and will use reasonable efforts to cause any of the directors and officers of the Company or the Bank not to sell or issue, or contract to sell or otherwise dispose of, for a period of 180 days after the date hereof, without the Agent’s prior written consent, which consent shall not be unreasonably withheld, any Shares other than in connection with any plan or arrangement described in the Prospectus.

h.                                      For the period of three years from the date of this Agreement, the Company will furnish to the Agent, upon request, a copy of (i) each report of the Company mailed to holders of Shares, and (ii) from time to time, such other publicly available information concerning the Company and the Bank as the Agent may reasonably request, if such report and other publicly available information is not promptly available on the Commission’s EDGAR website.

i.                                          The Company and the Bank will use the net proceeds from the sale of the Shares in all material respects in the manner set forth in the Prospectus under the caption “Use of Proceeds” and will file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the 1933 Act.

j.                                          Prior to the Closing Date, the Company will inform the Agent of any event or circumstances of which it is aware as a result of which (i) the Registration Statement and the Prospectus, or the Applications or the Holding Company Application as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then existing, not misleading, or (ii) the information in the Applications would no longer be true, correct and complete in all material respects.

k.                                       The Company will distribute the Prospectus or other offering materials in connection with the Offering only as set forth in the Prospectus, and in accordance with the 1933 Act and the Exchange Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the Shares are qualified for sale.

l.                                          The Company will furnish to its shareholders such reports as may be required under Section 15(d) of the Exchange Act.

m.                                    The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

n.                                      The Company will maintain appropriate arrangements with the Escrow Agent or a successor escrow agent for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering as described in the Prospectus until the final Closing Date and satisfaction of all conditions precedent to the release of the Company’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering as described in the Prospectus.

o.                                      The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rule 2790 “Restrictions on the Purchase and Sale of Initial Equity Public Offerings of Equity Securities.”

p.                                      The Company and the Bank will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Commission, the OCC, the FDIC and the Federal Reserve.

q.                                      The Company will not amend the terms of the Offering without notifying the Agent prior thereto.

r.                                         The Company will not deliver the Shares and break escrow until the Agent has delivered a certificate to the Escrow Agent, which the Agent shall do upon satisfaction of each condition set forth in Appendix 5 hereof, unless such condition is waived in writing by the Agent or the Closing occurs before the Commencement Date.

s.                                       The Company will cause the Bank upon capitalization to duly and validly execute and deliver to the Agent an Assumption Agreement in the form of Appendix 3 attached hereto as soon as practicable after the Bank has the legal capacity to enter contracts under applicable federal and state law.

7.                                       Payment of Expenses.  The Company covenants and agrees, and agrees to cause the Bank to covenant and agree upon capitalization with the Agent that it will pay or cause to be paid the following reasonable actual and accountable expenses: (i) the fees, disbursements and expenses of counsel and accountants to the Company and the Bank in connection with this Agreement and the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and any amendments or supplements thereto, and the mailing and delivering of copies thereof to the Agent and dealers; (ii) the cost of printing or reproducing this Agreement, the Blue Sky Survey, any dealer agreements and any other documents in connection with the offering, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(f) hereof, provided that it is contemplated that the Agent’s counsel shall address legal matters related to the qualification of the Shares under applicable state securities laws and complete the Blue Sky Survey; (iv) the filing fees incident to securing any required review by FINRA of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) all expenses related to road shows; (vii) the costs or expenses of any transfer agent or registrar; (viii) all reasonable and properly documented out-of-pocket fees and expenses of the Agent, including the reasonable fees and expenses of counsel for the Agent related to the Offering and not otherwise specifically provided for in this Section 7 (such fees of counsel shall not exceed $21,500, exclusive of blue sky related fees if the Agent’s counsel is requested to complete such services and FINRA Rule 2710 filings, if any); (ix) the expenses associated with the use of on-site consultants, which will not exceed $6,000 per month for the use of one consultant and not more than an additional $3,000, or $9,000 per month, in the aggregate, for the use of two consultants; and (x) all other reasonable and properly documented third party costs and expenses incurred by the Agent in connection with the performance of the Agent’s obligations hereunder which are not otherwise specifically provided for in this Section.

8.                                       Conditions to Obligations of the Agent. The obligations of the Agent hereunder are subject to the condition that all representations and warranties and other statements of the Company are, at and as of the commencement of the Offering and at and as of the applicable Closing Date, true and correct in all material respects and the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

a.                                       No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Agent shall have objected in writing.

b.                                      The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the 1933 Act pursuant to Rule 424(b) shall have been filed and shall have become effective under the 1933 Act.

c.                                       (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings initiated under Section 8(d) or 8(e) of the 1933 Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made, not misleading; and (iii) none of the Prospectus or any amendment or supplement thereto shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

d.                                      McNair Law Firm, P.A., counsel for the Company, shall have furnished to the Agent its written opinion, dated as of each Closing Date, in form and substance satisfactory to the Agent, substantially to the effect set forth in Appendix 6 hereto; in rendering the opinions required by this section, such counsel, with the consent of Agent’s counsel, may rely, as to matters of fact, upon certificates and representations of officers of the Company and on certificates of public officials.

e.                                       At the time of the execution of this Agreement, the Agent shall have received from Elliott Davis, LLC a letter dated such date, in form and substance satisfactory to the Agent to the effect that:

i.	Elliot Davis, LLC are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published rules and regulations adopted by the Commission and the PCAOB;

ii.

In the opinion of Elliot Davis, LLC, the financial statements audited by Elliot Davis, LLC and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related rules and regulations adopted by the Commission;

iii.

For the purposes of providing such letter, Elliot Davis, LLC has read the fiscal 2008 minutes of meetings of shareholders, the Board of Directors and any committees of the Board of Directors of the Company, as set forth in the minute books as of a date within five days of the Effective Time, officials of the Company advising Elliot Davis, LLC that the minutes of all such meetings through that date were set forth therein; and

iv.

Such additional statements relating to the unaudited quarterly financial statements of the Company subsequent to the date of Company’s most recent audited financial statements as the Agent may reasonably request.

f.                                         At each Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Company and the Bank (if the Bank is capitalized at such time), dated the Closing Date, to the effect that (i) they have carefully examined the Prospectus and, as of its date, the date it was filed with the Commission, and the applicable Closing Date, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition or in the management, earnings, capital, properties, business prospects or business affairs of the Company or the Bank, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the representations and warranties contained in Section 3 of this Agreement are true and correct in all material respects with the same force and effect as though made at and as of such Closing Date; (iv) the Company and the Bank have complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date including the conditions contained in this Section 8; (v) no stop order has been issued or, to their knowledge, is threatened, by the Commission, a Regulatory Agency, the Federal Reserve or any other governmental body; (vi) no order suspending the Offering, the acquisition of all of the shares of the Bank by the Company or the effectiveness of the Prospectus has been issued and to their knowledge, no proceedings for any such purpose have been initiated or threatened by any Regulatory Agency, the Federal Reserve or any other federal or state authority; and (vii) to their knowledge, no person has sought to obtain regulatory or judicial review of the action of the OCC, the FDIC or the Federal Reserve in granting preliminary approval of the Applications or the Holding Company Application.

g.                                      Neither the Company nor the Bank shall have sustained since the date of the latest audited financial statements included in the Registration Statement or the Prospectus, any

material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change in the long-term debt of the Company or the Bank or any material change, or any development, involving a prospective material change in or affecting the general affairs of the management, financial position, shareholders’ equity (deficit) or results of operations of the Company or the Bank, otherwise than as set forth in or contemplated by the Registration Statement and the Prospectus, the effect of which, in any such case described above, is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the sale of the Shares on the terms and in the manner contemplated in the Prospectus.

h.                                      Prior to and at each Closing Date:  (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the management, financial condition, earnings, capital, properties or business affairs of the Company or the Bank independently, or of the Company and the Bank, considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein or contemplated thereby; (ii) there shall have been no material transaction entered into by the Company and the Bank, considered as one enterprise, from the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein; (iii) the Company or the Bank shall not have received from the OCC, the Federal Reserve or the FDIC any direction (oral or written) to make any material change in the method of conducting their respective businesses with which they have not complied in all material respects (which direction, if any, shall have been disclosed to the Agent) and which would reasonably be expected to have a Material Adverse Effect; (iv) neither the Company nor the Bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Chief Executive Officer of the Company or the Bank, threatened against the Company or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect; and (vi) the Shares shall have been qualified or registered for offering and sale under the securities or Blue Sky Laws of the jurisdictions as to which the Company and the Agent shall have agreed.

i.                                          At or prior to such Closing Date, the Agent shall receive (i) a copy of the letters from the OCC and the FDIC granting preliminary approval of the Applications, (ii) a copy of the order from the Commission declaring the Registration Statement effective, (iii) a certificate of existence from the State of South Carolina evidencing the existence of the Company and (iv) a copy of the letter from the Federal Reserve granting preliminary approval of the Holding Company Application.

j.                                          Subsequent to the date hereof, there shall not have occurred any of the following:  (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or FINRA or by order of the Commission or any other governmental authority; or (ii) a general moratorium on the operations of commercial banks or other federally-insured financial institutions or general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities if the effect of either of (i) or (ii) herein, in the Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus and the Agent shall have promptly notified the Company of such event.

k.                                       FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms of this Agreement and Agent’s compensation hereunder.

l.                                          Upon the Bank’s capitalization, provided the Commencement Date has occurred without this Agreement having been terminated, the Company shall, or shall have caused the Bank to, deliver the Assumption Agreement duly executed by the Bank to the Agent as contemplated by Section 6(s) hereof.

9.                                       Indemnification and Contribution.

a.                                       The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and their respective members, partners, directors, officers, employees, agents and controlling persons (Agent and each such person being a “Company Indemnified Party”) from and against any and all loss, claim, damage, judgment, assessment, cost and other liability (each a “Claim”), joint or several, to which such Company Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to or based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case.  The Company further agrees that it will reimburse any Company Indemnified Party for all reasonable fees and expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Company Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company or the Bank.  The Company will not be liable under the foregoing indemnification and reimbursement provisions to the extent that any Claim is found in a final judgment by a court of competent jurisdiction to have been based upon any untrue statement or omission or alleged untrue statement of omission made in reliance upon and in conformity with any written information relating to the Agent furnished to the Company by the Agent specifically for use in the preparation of the Registration Statement or the Prospectus.  The

Company also agrees that no Company Indemnified Party will have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors, if claiming through the Company, related to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement except to the extent that any Claim is found in a final judgment by a court of competent jurisdiction to have resulted from the Company Indemnified Party’s willful misconduct, bad faith or gross negligence or the breach of this Agreement.

b.                                      The Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, (each such person being an “Agent Indemnified Party” and each such Agent Indemnified Party and Company Indemnified Party, an “Indemnified Party”) to the same extent as the foregoing indemnity from the Company to you, but only with respect to the written information relating to the Agent furnished to the Company by the Agent specifically for use in the preparation of the Registration Statement or the Prospectus and will reimburse any Agent Indemnified Party for all reasonable and documented out-of-pocket fees and expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Agent Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Agent.  The Agent will not be liable under the foregoing indemnification and reimbursement provisions to the extent that any Claim is found in a final judgment by a court of competent jurisdiction to have resulted from an Agent Indemnified Party’s willful misconduct, bad faith or gross negligence or the breach of this Agreement.

c.                                       If the indemnification of an Indemnified Party provided for in this Agreement is for any reason held unenforceable (other than for a reason provided in the prior paragraph), each of the Agent and the Company agrees to contribute to the Claims for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, the Bank and its security holders, on the one hand, and the Agent, on the other hand, of the transaction as contemplated (whether or not the transaction is consummated) or (ii) if (but only if) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company or the Bank on the one hand, and the Agent, on the other hand, as well as any other relevant equitable considerations; provided, however, that, to the extent permitted by applicable law, in no event will the Agent be required to contribute an aggregate amount in excess of the aggregate consulting and commission fees actually paid to the Agent under this Agreement.

d.                                      Each of the Agent and the Company agrees that, without the other’s prior written consent, which consent will not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement, whether or not such party or any other Indemnified Party is an actual or threatened party to such claim, action, or proceeding, unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.  Neither party shall not be liable for any settlement of any litigation or proceeding effected without its consent.

e.                                       Upon receipt by an Indemnified Party of actual notice of a Claim as to which indemnification may be sought hereunder, such Indemnified Party shall promptly notify the Indemnifying Party of the nature and basis of the Claim.  In addition, an Indemnified Party shall promptly notify the Indemnifying Party after any action is commenced against the Indemnified Party (by way of service with a summons or other legal process) and shall transmit a copy to the business address of the Indemnifying Party.  The Indemnifying Party may, and shall, if requested by any Indemnified Party, assume the defense of any Claim against such Indemnified Party in respect of which indemnity may be sought hereunder, including, without limitation, the employment of counsel reasonably satisfactory to such Indemnified Party and the payment of the fees and expenses of such counsel and necessary experts, in which event the Indemnifying Party shall not be liable for the fees and expenses of any other counsel retained by such Indemnified Party in connection with such litigation or proceeding.

f.                                         The reimbursement, indemnity and contribution obligations of the Agent and the Company under the preceding paragraphs shall be in addition to any liability that the Agent or the Company may otherwise have, and shall be binding upon and inure to the benefit of the successors, assigns, heirs and personal representatives of the Company and the Agent and any Indemnified Party.

g.                                      In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Agent or the Company or any affiliate of the Agent or the Company in a transaction contemplated by this Agreement in which such Indemnified Party is not named as a defendant, the Company agrees to reimburse the Agent and the Agent agrees to reimburse the Company, as applicable, for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation other than as set forth in Section 9(e) above, the reasonable fees and disbursements of its legal counsel.

h.                                      Each Indemnified Party is required, as a condition or such indemnification, to cooperate fully with all reasonable requests from the Indemnifying Party, counsel for the Indemnifying Party, and the counsel retained by the Indemnifying Party for such Indemnified Party.

i.                                          For purposes of subsections (a) and (b) of this Section 9, (i) if indemnification or contribution is sought with respect to a matter pending before an administrative body or other quasi-judicial forum, all references in such subsection to “court of competent jurisdiction” shall be deemed to refer to such administrative body or quasi-judicial forum; and (ii) a finding by a court that is not reversed by an appellate court shall be deemed to be a finding of such appellate court.

10.                                 Representations and Indemnities to Survive.  All representations, warranties and agreements of the Company, the Bank and the Agent contained in this Agreement or in certificates of officers of the Company, the Bank or the Agent submitted pursuant hereto, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Agent, or any controlling person of the Agent, or the Company, or the Bank or any officer or director or controlling person of the Company or the Bank, and shall survive the final Closing.

11.                                 Termination and Payment of Expenses.  This Agreement shall become effective on the date hereof and shall terminate on the expiration date of the Offering as set forth in the Prospectus, as it may be extended from time to time, or in the discretion of the Company such earlier date as the minimum offering is attained (and there is a Closing).  This Agreement may be extended upon the mutual written agreement of the Agent and the Company.  However, this Agreement may be terminated at any time, whether at the end of its term or otherwise, at the option of either the Agent or the Company upon thirty (30) days written notice to the other; provided that, in such event, if the Offering is completed, at the Closing of the Offering, the Agent shall be paid its commissions pursuant to Section 2(b) and all other amounts due hereunder up to and through the date of termination of this Agreement, and at any Closing, the closing conditions set forth in Section 8 shall be followed by the parties.  Additionally, regardless of whether or not a Closing occurs, upon any termination of this Agreement, the Company will (i) reimburse the Agent for all actual and accountable out-of-pocket expenses owed pursuant to Section 2(c), including fees and disbursements of counsel, and (ii) pay the Agent any consulting fees owed pursuant to Section 2(a), and, following such payments, the Company shall then be under no further liability to the Agent except as provided in Section 7 and Section 9 hereof.

12.                                 Notices.  All statements, requests, notices and agreements hereunder shall be in writing and shall be sufficient in all respects if delivered or sent by reliable courier, first class mail, or facsimile transmission to:

Agent:	Commerce Street Capital, LLC
1700 Pacific Avenue, Suite 2020
Dallas, Texas 75201
Attention: Corporate Finance Department
Facsimile No.

With a copy to:	Nelson Mullins Riley & Scarborough LLP
201 17th Street NW
Suite 1700
Atlanta, Georgia 30363
Attention: J. Brennan Ryan
Facsimile No. 404-322-6050

Company:	Coastal Carolina Bancshares, Inc.
Post Office Box 2969
Myrtle Beach, South Carolina 29578
Attention: Michael D. Owens, Chief Executive Officer
Facsimile No.

With a copy to:	McNair Law Firm, P.A.

1301 Gervais Street, Suite 1700
Columbia, South Carolina 29201
Attention: M. Craig Garner, Jr.
Facsimile No. 803-799-9804

 Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.                                 Successors.  This Agreement shall be binding upon, and inure solely to the benefit of, the Agent and the Company, and, upon the execution and delivery of the Assumption Agreement, to the Bank, and to the extent provided in Sections 9 hereof, the Indemnified Parties, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this agreement.  No purchaser of any of the Shares from the Company shall be deemed a successor or assign by reason merely of such purchase.

14.                                 Time of the Essence.  Time shall be of the essence in this Agreement.

15.                                 Business Day.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                                 Applicable Law.  THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF TEXAS.

17.                                 Captions.  The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

18.                                 Counterparts.  This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19.                                 Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

20.                                 Assignment.  This Agreement shall not be assigned by either party without the other party’s prior written consent, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, the Agent may assign this Agreement to a successor in interest, by way of merger or the sale of substantially all of its assets, or to any entity which is under the common control of the members of the Agent provided such entity shall have net assets equal to or exceeding the net assets of the Agent as of the date hereof.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof shall constitute a binding agreement between us.

Very truly yours,

Coastal Carolina Bancshares, Inc.

By:
Name: Michael D. Owens
Title: Chief Executive Officer

Accepted as of the date hereof at Dallas, Texas:

Commerce Street Capital, LLC

By:
Name: Charles W. Ingram
Title: Senior Vice President

EXHIBIT A

ENGAGEMENT LETTER

APPENDIX 1

Fee Payment Dates

, 2008	-	$20,000

, 2008	-	$20,000

, 2008	-	$20,000

, 2008	-	$20,000

And $20,000 for each subsequent monthly period extending beyond                         , 2008.

APPENDIX 2

REIMBURSEMENT POLICY

MEALS

Up to $250 per week per person with receipts attached to expense reports.

MILEAGE/AIRFARE

$.585 per mile on direct business related travel with personal cars. All mileage is to be logged on a daily basis on expense reports. Local travel to and from the Bank’s office is not reimbursable. When traveling by air, the lowest cost available will be used.

LODGING

The lowest cost alternative to the Bank will be used commensurate with safety and cleanliness for personnel.

2

APPENDIX 3

ASSUMPTION AGREEMENT

APPENDIX 4

ATTACHMENT A TO ENGAGEMENT LETTER

APPENDIX 5

AGENT CLOSING CONDITIONS TO DELIVERY OF SHARES

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APPENDIX 6

LEGAL OPINION

3